UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2010 (March 26, 2010)

Avago Technologies Finance Pte. Ltd.

(Exact name of registrant as specified in its charter)

Singapore	333-137664	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective as of March 26, 2010, Mr. John R. Joyce and Mr. James H. Greene Jr. resigned as members of the board of directors (the “Board”) of Avago Technologies Finance Pte. Ltd. (the “Company”).

Mr. Joyce and Mr. Greene were director designees of Silver Lake and KKR, respectively. Pursuant to the terms of the Second Amended and Restated Shareholder Agreement among Avago Technologies Limited (the Company’s indirect parent) and Silver Lake and KKR, among others, Silver Lake and KKR are each currently entitled to designate three members to the Board. However, for the time being, neither Silver Lake nor KKR is designating another director to the Board to replace their resigning director designee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 26, 2010

Avago Technologies Finance Pte. Ltd.

By:	/s/ DOUGLAS R. BETTINGER
Name:	Douglas R. Bettinger
Title:	Senior Vice President and Chief Financial Officer